UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2006

TOWER FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	000-25287	35-2051170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 East Berry Street, Fort Wayne, Indiana 46802
(Address of principal executive offices)

Registrant’s telephone number, including area code: (260) 427-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)
On October 24, 2006, Curtis A. Brown resigned from his position of Executive Vice President of Tower Financial Corporation (The “Company”) and President of Tower Bank & Trust Company, effective November 1, 2006. Mr. Brown has left the Company to dedicate his time to community and faith-based initiatives.

On the same date, Michael D. Cahill was promoted to Chief Operating Officer of the Company and Chief Executive Officer of Tower Bank & Trust. Mr. Cahill’s base salary was also increased from $160,000 annually to $180,000 annually. Mr. Cahill has been the Chief Financial Officer and Secretary of the Company since June 2004, and an Executive Vice President of the Company since November 2004. Mr. Cahill will continue to serve at Chief Financial Officer and Secretary of the Company. Prior to 2004, Mr. Cahill served as the Chief Financial Officer for Physicians Health Plan of Indiana.

Item 9.01. Exhibits

(a)
On October 24, 2006, the Company issued a press release announcing the resignation of Curtis A. Brown as Executive Vice President of the Company and the promotion of Michael D. Cahill to Chief Operating Officer of the Company and Chief Executive Officer of Tower Bank & Trust Company. The press release is attached as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 27, 2006

TOWER FINANCIAL CORPORATION

By:	/s/ Donald F. Schenkel
Donald F. Schenkel, Chairman of the Board,
President, and Chief Executive Officer